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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Planters Corporation of our report dated January 15, 1998, except as to Note 2 which is as of March 3, 1998, which appears on page 41 of Union Planters Corporation's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP
--------------------------------

Memphis, Tennessee
July 24, 1998